UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 8, 2005

TeamStaff, Inc.

(Exact name of registrant as specified in its charter)
COMMISSION FILE NUMBER: 0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Atrium Drive
Somerset, NJ 08873

(Address and zip code of principal executive offices)

(732) 748-1700

(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Assets

On June 8, 2005 TeamStaff, Inc. completed its acquisition of RS Staffing Services, Inc., a privately held Georgia corporation pursuant to the terms of a Stock Purchase Agreement dated as of May 26, 2005. Closing of the transaction was completed for accounting purposes as of June 4, 2005. TeamStaff has acquired all of the capital stock of RS Staffing for a purchase price of $8 million consisting of $3.25 million in cash, $3 million in a 2-year note, and $1.75 million in TeamStaff common stock (1,206,896 shares). In addition, there is a one-year earn out of up to $2 million based upon the achievement of specified performance targets for the business. Principals of RS Staffing, namely Roger Staggs and Barry Durham, will continue as management of RS pursuant to employment agreements with each of them. The shares are restricted shares. See Item 3.02 below.

RS Staffing, headquartered in Monroe, GA., specializes in providing medical (83%) and office administration/technical professionals through nationwide Schedule contracts with both the General Services Administration ("GSA") and Veterans Affairs ("VA"). RS Staffing will be operated as separate subsidiary following closing.

The agreement also provides for mutual indemnification for breaches of representations and warranties. Further, the note to be issued by TeamStaff as part of the purchase price bears interest at 5% per annum, is payable one half in one year and the remaining in two years, and is secured by a lien on certain assets of the business, subject to any prior liens to be granted in connection with financing for the transaction. In connection with the acquisition, TeamStaff obtained financing from PNC Bank, National Asscoaition. See Item 2.03 below

A copy of the press release announcing the closing as released on June 9, 2005 is attached as an Exhibit to this filing.

Item 2.03 Creation of a Direct Financial Obligation

TeamStaff, Inc. closed a $7,000,000.00 revolving credit facility to provide receivables financing and funding of a portion of the purchase price. The credit facility was provided by PNC Bank effective on June 8, 2005 to (i) provide for the acquisition of RS Staffing; (ii) refinance the current senior loan facility; and (iii) provide ongoing working capital. Revolving Credit advances will bear interest at either the Prime Rate plus 250 bps or LIBOR plus 275 basis points, whichever is higher. The facility has a three-year life and contains term and line of credit borrowing options. The facility is subject to certain restrictive covenants, including minimum net worth, leverage and a minimum consolidated debt service coverage ratio. The facility is subject to acceleration upon non-payment or various other standard default clauses.

Item 3.02 Unregistered Sales of Securities.

In connection with the acquisition of RS Staffing Services described in Item 2.01 above, TeamStaff issued to the shareholders of RS Staffing Services an aggregate of 1,206,896 shares of its Common Stock. The shares are restricted securities and may be sold only pursuant to Rule 144. Teamstaff relied upon the exemption from registration under the Securities Act of 1993 provided by Section 4(2) of the Securities Act in issuing the shares.

Item 5.02 Election of Directors; Appointment of Principal Officers

TeamStaff, Inc. appointed Ron Aldrich to its board of directors effective May 18, 2005. Under TeamStaff's director compensation agreement, Mr. Aldrich will receive $1,667 per month, $1,500 for each in-person Board meeting attended and $750 for each telephonic Board meeting in which he participates. If Mr. Aldrich is appointed to a committee, he will receive $600 for each in-person meeting attended and $300 for each telephonic committee meeting in which he participates. Under the Company's Non-Executive Director Plan adopted in 2000 (the "Director Plan") each non-executive director is automatically granted an option to purchase 5,000 shares upon joining the Board and each September lst, pro rata, based on the time the director has served in such capacity during the previous year. The Directors' Plan also provides that directors, upon joining the Board, and for one (1) year thereafter, will be entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000. Under the

Director Plan, the exercise price for options granted under the Director Plan shall be 100% of the fair market value of the common stock on the date of grant. Until otherwise provided in the Stock Option Plan, the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common stock of TeamStaff or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five (5) years from the date of grant.

Mr. Aldrich has more than thirty-seven years of leadership experience in health care organizations throughout the United States. He served for nineteen years as the President and CEO of three multi-hospital Catholic Systems; (a 3400 bed system based in Aston Pennsylvania, a regional system located in Urbana, Illinois and a regional system based in Melville, Long Island, New York). He was also President and CEO of Mercy Hospital in Urbana, Illinois for five years from 1977 to 1982. Ron was instrumental in the formation of Catholic Health Initiatives which integrated three large Catholic Systems (including Franciscan Health System) in 1996. With 126 Health Care Organizations in 21 states, it was the largest not-for-profit health care merger to occur in the United States. Ron has also served on the Boards of Directors of five Catholic Health Systems. From 1992 to 1993 he served as Chairperson of the Catholic Health Association of the United States. He currently serves on the Boards of Bon Secours Health System and Franciscan Ministries Foundation.

TeamStaff, Inc. announced the appointment of James D. Houston as its new Vice President, Business and Legal Affairs and General Counsel. Mr. Houston joins TeamStaff effective May 27, 2005. The material terms of Mr. Houston's agreement run to September 30, 2006 and provide for a base salary of $180,000.00 per annum, a potential bonus of up to 42% (pro rated for 2005) asnd standard Company executive benefits. Mr. Houston has spent most of his career acting as the chief legal officer for several public and private companies. From 1999 through 2005, Mr. Houston was engaged by several companies through his own independent consulting firm. Mr. Houston was general counsel for SITA and division counsel for the Strategic and Global Licensing Division of SAS Institute, Inc. from 1997 through 1999. Prior to joining SAS Institute, Mr. Houston spent six years as an independent legal consultant after having worked as an associate for the national law firms Adams, Duque and Hazeltine and Keck, Mahin and Cate from 1987 through 1991. Mr. Houston holds a Juris Doctorate from Boston University School of Law and a B.A. in Political Science and Philosophy from Long Island University.

Item 9.01 Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired.

None.

(b)    Pro Forma Financial Information

None.

(c)    Exhibits

10.1	Stock Purchase Agreement among TeamStaff, Inc. and the Shareholders of RS Staffing Services, Inc. dated as of May 26, 2005 (Exhibits and Schedules are not included with the filing).

99.1	Press Release dated as of June 8, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.
By:	/s/ James D. Houston
Name: James D. Houston Title: Vice President of Business and Legal Affairs/General Counsel Date: June 10, 2005